UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2012

PolyMedix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2012, PolyMedix, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders.  At the meeting, the shareholders voted to elect of seven directors and to approve three other proposals.  The results of the election and the voting on the other proposals were as follows:

Proposal 1:  To elect seven directors to the board of directors of PolyMedix, Inc., each to serve until the 2013 Annual Meeting of Stockholders, and until his successor is elected and qualified:

Director	For	Withheld	Broker Non-votes
Nicholas Landekic	36,896,015	12,214,243	37,270,746
Brian Anderson	38,654,105	10,456,153	37,270,746
Frank P. Slattery, Jr.	39,570,634	9,539,624	37,270,746
Michael Lewis, Ph.D.	39,033,286	10,076,972	37,270,746
Stefan Loren, Ph.D.	39,428,864	9,681,394	37,270,746
Shaun O’Malley	39,272,214	9,838,044	37,270,746
Douglas Swirsky	38,991,944	10,118,314	37,270,746

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-votes
33,802,758	14,088,051	1,219,449	37,270,746

Proposal 3: To approve an amendment to the Company’s certificate of incorporation to combine outstanding shares of the Company’s common  stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than two-for-one and not more than six-for-one at any time prior to the 2013 Annual Meeting of Stockholders, with the exact ratio to be set within this range by the Company’s board of directors in its sole discretion:

For	Against	Abstentions	Broker Non-votes
55,417,969	29,521,811	1,233,870	207,354

Proposal 4: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstentions	Broker Non-votes
82,873,005	2,156,700	1,351,297	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: May 4, 2012	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer